UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Newkirk Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500
Boston, Massachusetts	02114

Two Jericho Plaza, Wing A
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be registered	each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-127278

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1: Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the headings “DESCRIPTION OF STOCK” and “IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS” in the Registrant’s prospectus, constituting part of the Registrant’s Registration Statement on Form S-11 (File No. 333-127278), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2: Exhibits.

3.1	Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement).

3.3	Amendment to By-Laws (Incorporated by reference to Exhibit 3.3 of the Registration Statement).

3.4	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.4 of the Registration Statement).

4.1	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

4.2	Form of Special Voting Preferred Stock (Incorporated by reference to Exhibit 4.2 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Newkirk Realty Trust, Inc.

Date: October 31, 2005	By:	/s/ Thomas Staples
Thomas Staples
Chief Financial Officer